Regulatory Update

As previously reported in the press, a number of private lawsuits have also been filed including purported class action and derivative lawsuits, against Deutsche Asset Management ("DeAM") and its affiliates, including the investment advisor of your fund, and certain Scudder funds and other related parties (the "Scudder defendants"). The following actions have been filed concerning illegal or improper practices relating to market timing, revenue sharing or the pricing of fund shares against DeAM and its affiliates, including the investment advisor of your fund, and certain Scudder funds and other related parties.

The following actions have been filed concerning alleged illegal or improper practices relating to market timing, revenue sharing or the pricing of fund shares. Based on currently available information, DeAM believes that the likelihood that the pending lawsuits will have a material adverse financial impact on a Scudder fund is remote and are not likely to materially affect its ability to perform under its investment management agreements with the Scudder funds.

The following purported class action lawsuits have been filed:
The following purported class action lawsuits that have been filed include: (1) On September 16, 2003, in the Circuit Court for Madison County, Illinois entitled Potter v. Janus Investment Fund, et al. Defendants include, among others, Deutsche Investment Management Americas ("DIMA"), Inc. and Scudder International Fund. (2) On January 22, 2004, in the United States District Court for the Southern District of New York entitled Smith v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, Deutsche Bank AG ("DB AG"), Deutsche Asset Management, Inc. ("DeAM"), DIMA, Inc., Scudder Investments, and Scudder funds. (3) On January 23, 2004, in the United States District Court for the Southern District of New York entitled Malone v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder Funds.
(4) On January 26, 2004, in the United States District Court for the Southern District of New York entitled Driscoll v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (5) On January 29, 2004, in the United States District Court for the Southern District of New York entitled Atassi v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (6) On February 10, 2004, in the United States District Court for the Southern District of New York entitled Walker v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (7) On February 12, 2004, in the United States District Court for the Southern District of New York entitled McKenna v. Scudder 21st Century Growth Fund, et al.
Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (8) On February 18, 2004, in the United States District Court for the Southern District of New York entitled Atassi v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (9) On February 25, 2004, a lawsuit in the United States District Court for the Southern District of New York entitled Chin v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (10) On February 25, 2004, in the United States District Court for the Southern District of New York entitled Doiron v. Scudder Advisor Funds, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (11) On March 17, 2004, in the United States District Court for the Southern District of New York entitled Chorne v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds.
(12) On March 18, 2004, in the United States District Court for the Southern District of New York entitled Mocock v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds.

The following derivative lawsuits that have been filed: include:
(1) On February 2, 2004, in the United States District Court for the Eastern District of New York entitled Hinton v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, certain Directors/Trustees of the Scudder funds, and the CEO of DIMA, Inc. (2) On March 3, 2004, in the United States District Court for the Eastern District of New York entitled Weiser v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, certain Directors/Trustees of the Scudder funds, and the CEO of DIMA, Inc. (3) On March 5, 2004, in the United States District Court for the Eastern District of New York entitled Clark v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, certain Directors/Trustees of the Scudder funds, and the CEO of DIMA, Inc.

The following combined purported class action and derivative lawsuits that have has been filed include: (1) On March 10, 2004, in the United States District Court for the Southern District of New York entitled Walker v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and certain Directors/Trustees of the Scudder funds.

Based on currently available information, DeAM believes that the likelihood that the pending lawsuits will have a material adverse financial impact on a Scudder fund is remote and are not likely to materially affect its ability to provide investment management services to its clients, including the Scudder funds.